EXHIBIT 99.3
DOLLAR FINANCIAL GROUP, INC.
Tender for any and all outstanding
9.75% Senior Notes due 2011,
which are not registered under the Securities Act of 1933,
in exchange for new
9.75% Senior Notes due 2011,
which have been registered under the Securities Act of 1933
            THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                                , 2005, UNLESS EXTENDED (THE “EXPIRATION DATE”). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. AFTER THE EXPIRATION DATE HAS BEEN EXTENDED, OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.
To Our Clients:
      We are enclosing herewith a Prospectus, dated                           , 2005 (the “Prospectus”), of Dollar Financial Group, Inc., a New York corporation (the “Issuer”), and related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”) relating to the offer by the Issuer to exchange its issued and outstanding 9.75% senior notes due 2011 (the “Old Notes”), which are not registered under the Securities Act of 1933, for a like aggregate principal amount of the Issuer’s new 9.75% senior notes due 2011 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, respectively, upon the terms and subject to the conditions set forth in the Exchange Offer.
      The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.
      We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.
      We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.
      Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuer that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business, (ii) neither the holder nor any such other person is engaging in or intends to engage in the distribution of the Exchange Notes, (iii) neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and (iv) neither the holder nor any such other person is an “affiliate” of the Issuer as defined in Rule 405 under the Securities Act or, if the holder is an “affiliate,” that the holder will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable. If the holder is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such Exchange Notes, the holder is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

Instructions with Respect to the Exchange Offer
      The undersigned hereby acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the Old Notes for the Exchange Notes, which have been registered under the Securities Act of 1933, respectively, upon the terms and subject to the conditions set forth in the Exchange Offer.
      This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.
      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in an amount):
      $                     of the 9.75% Senior Notes due 2011
      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

•	To tender the following Old Notes held by you for the account of the undersigned (insert amount of Old Notes to be tendered (if any):
      $                     of the 9.75% Senior Notes due 2011

•	Not to tender any Old Notes held by you for the account of the undersigned.
      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person is engaging in or intends to engage in the distribution of the Exchange Notes, (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, and (iv) neither the undersigned nor any such other person is an “affiliate” of the Issuers as defined in Rule 405 under the Securities Act or, if the undersigned is an “affiliate,” that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.
Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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